Exhibit 99.1

TALOS ENERGY ANNOUNCES THIRD QUARTER 2020 FINANCIAL AND OPERATIONAL RESULTS

Houston, Texas, November 4, 2020 – Talos Energy Inc. (“Talos” or the “Company”) (NYSE: TALO) today announced its financial and operational results for the third quarter of 2020.

Key Highlights:

•

Production of 48.6 thousand barrels of oil equivalent per day (“MBoe/d”), of which 67% was oil and 74% was liquids. Production for the quarter was significantly impacted by deferrals associated with weather-related shut-ins, third party downtime and other miscellaneous items.

•	Net Loss of $52.0 million in the quarter, or $0.73 loss per diluted share, and Adjusted Net Loss(1) in the quarter of $37.4 million, or $0.52 adjusted loss per diluted share.

•	Adjusted EBITDA(1) of $78.6 million for the third quarter.

•	Capital expenditures, inclusive of plugging and abandonment costs, of $132.3 million during the quarter.

•	As of September 30, 2020, maintained a leverage position of 1.8x Net Debt to Credit Facility LTM Adjusted EBITDA(1).

•	As of September 30, 2020, $353.8 million of liquidity including $32.4 million in cash and $321.4 million of availability under the Company’s $985.0 million borrowing base.

•

The Company published its inaugural Environmental, Social and Governance report highlighting the Company’s initiatives and commitments across health and safety, environmental and social responsibility and corporate governance topics.

(1)

Adjusted Net Loss, Adjusted Loss per Share, Adjusted EBITDA, Adjusted EBITDA Margin, Credit Facility LTM Adjusted EBITDA and Net Debt to Credit Facility LTM Adjusted EBITDA are non-GAAP financial measures. See “Supplemental Non-GAAP Information” below for additional detail and reconciliations of GAAP to non-GAAP measures.

President and Chief Executive Officer Timothy S. Duncan commented: “As we discussed in our October 7th operations update, the third quarter was particularly challenging, dominated by the busiest storm season in the last 15 years in the Gulf of Mexico. These storms did not cause significant damage to our infrastructure, but shut-in production and project delays resulted in a decrease in revenue as well as an increase in capital spending and delays in first production on active development projects. Despite those challenges, we made significant progress in our operations to exit 2020 on strong footing with a more resilient set of assets, with more scale and diversity and with a lower cost structure than how we entered the year.”

Duncan continued: “There have been several important milestones as we close out the year. We are proud to have published our first ESG report and look forward to providing annual updates going forward. The report highlights our mission to provide life-improving energy with minimal impact to the environment and climate, while also promoting a company culture that’s recognized as one of the best in Houston. On the operations front, we continue to deliver on the low end of our operating cost guidance, even with the additional hurricane-related costs, allowing us to have a highly competitive cost structure as we ramp to our full expected run-rate to exit the year. As we conclude our 2020 capital program in November and restore production to our target exit rate of 71-73 MBoe/d, we look forward to generating solid results in the fourth quarter and moving forward into 2021.”

RECENT DEVELOPMENTS AND OPERATIONS UPDATE

Drilling and Exploration Activities – U.S. Gulf of Mexico

Tornado Water Flood: Injection from the B-4 aquifer into the B-6 producing reservoir continues at an injection rate of more than 20,000 barrels of water per day. Preliminary results from the producing Tornado wells are very positive, having exhibited both an increase in total production rate and an increase in measured reservoir pressures in the B-6 reservoir. Talos holds a 65.0% working interest in the Tornado field and is the operator, with Kosmos Energy holding a 35.0% working interest.

Kaleidoscope: Following the previously announced successful drilling of the Kaleidoscope well from the Green Canyon 18 platform, Talos expects first production from the well in late November 2020. Talos holds a 100.0% working interest in the well.

Ram Powell Facility: As a result of weather conditions from Tropical Storm Beta and Hurricane Zeta in October 2020, the completion of repairs and restart of the facility is now expected in November 2020. Talos holds a 100.0% working interest in Ram Powell.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

Bulleit: After initiating flowback, the ramping up of production was halted for personnel evacuations resulting from Hurricane Zeta. Talos expects to re-initiate production following the re-staffing of the Green Canyon 18 platform in November 2020. Talos holds a 50.0% working interest and is the operator, with EnVen and Otto Energy holding 33.3% and 16.7% working interests, respectively.

Puma West: Drilling of the Puma West exploration prospect is expected to resume in the fourth quarter of 2020. The well was temporarily halted in January 2020 prior to drilling through the Middle and Lower Miocene main objectives. bp is the operator and holds a 50.0% working interest. Talos and Chevron each hold a 25.0% working interest.

Drilling and Exploration Activities – Mexico

Zama Unitization: Unitization discussions with Petróleos Mexicanos (“Pemex”) continue regarding the Company’s Zama discovery in offshore Mexico. Talos maintains its target to conclude unitization negotiations by mid-January, as directed by Mexico’s Ministry of Energy (“SENER”).

Corporate Activities

ESG Report: The Company recently published its inaugural Environmental, Social and Governance report. Highlights from 2019 include strong performance and year-over-year improvements in numerous safety and environmental categories, continued material support for local communities and charitable organizations and sustained employee support as evidenced by the Company’s seventh consecutive year voted as a Top Workplace in Houston by the Houston Chronicle.

Fall Borrowing Base Redetermination: Talos has recently initiated its Fall 2020 borrowing base redetermination discussion for the Company’s RBL facility, and expects to conclude the process over the next several weeks.

THIRD QUARTER 2020 RESULTS

Key Financial Highlights:

Three Months Ended September 30, 2020
Period results ($ million, except per share and Boe amounts):
Total Revenues (inclusive of hedges)(2)	$154.2
Net Loss	$(52.0)
Loss per diluted share	$(0.73)
Adjusted Net Loss(1)	$(37.4)
Adjusted Loss per diluted share(1)	$(0.52)
Adjusted EBITDA(1)	$78.6
Capital Expenditures (including Plug & Abandonment)	$132.3
Adjusted EBITDA Margin(1):
Adjusted EBITDA (% of Revenue inclusive of hedges)	51%
Adjusted EBITDA per Boe	$17.59

Production, Realized Prices and Revenue

Production for the third quarter of 2020 was 48.6 MMBoe, with oil production accounting for 67% of the total. Oil price realizations, net of certain gathering, transportation, quality differentials and other costs, were $39.00 per barrel, before hedges. Natural Gas price realizations, net of certain gathering, transportation and other costs, were $1.78 per Mcf, before hedges.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

Three Months Ended September 30, 2020
Production volumes
Oil production volume (MBbls)	3,005
Natural Gas production volume (MMcf)	6,922
NGL production volume (MBbls)	311
Total production volume (MBoe)	4,470
Average net daily production volumes
Oil (MBbl/d)	32.7
Natural Gas (MMcf/d)	75.2
NGL (MBbl/d)	3.4
Total average net daily (MBoe/d)	48.6
Average realized prices (excluding hedges)(3)
Oil ($/Bbl)	$39.00
Natural Gas ($/Mcf)	1.78
NGL ($/Bbl)	10.96
Average realized price ($/Boe)	$29.74
Average NYMEX prices
WTI ($/Bbl)	$40.89
Henry Hub ($/MMBtu)	$2.00
Revenues ($ million)
Oil	$117.2
Natural Gas	12.3
NGL	3.4

Revenue—Operations	$132.9
Other revenue	2.2

Total revenue	$135.1
Net cash receipts (payments) on settled derivative instruments	19.0

Total revenue inclusive of realized impact of hedges	$154.2

	Three Months Ended September 30, 2020
	Production	% Oil	% Liquid	% Operated
Average net daily production volumes by Core Area (MBoe/d)
Green Canyon Area	13.2	80%	87%	96%
Mississippi Canyon Area	19.9	82%	89%	60%
Shelf and Gulf Coast	15.5	38%	45%	63%

Total average net daily (MBoe/d)	48.6	67%	74%	71%

Expenses

Total lease operating expenses (“LOE”), inclusive of workover and maintenance and insurance costs for the quarter, were $62.1 million or $13.89/Boe. General and administrative expenses (“G&A”) for the quarter, excluding stock-based compensation, transaction-related expenses and other one-time time expenses, was $13.9 million, or $3.10/Boe.

	Three Months Ended September 30, 2020	Per Boe
Lease Operating Expenses	$62.1	$13.89
General & Administrative Expenses (excluding non-cash and non-recurring items)	$13.9	$3.10

Other Financial Metrics

Capital Expenditures & Asset Management Activities

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

Three Months Ended September 30, 2020
Capital Expenditures
U.S. Drilling & Completions	$81.0
Mexico Appraisal & Exploration	(0.2)
Asset Management	20.4
Seismic and G&G / Land / Capitalized G&A	15.1

Total Capital Expenditures	$116.2
Plugging & Abandonment	16.0

Total Capital Expenditures and Plugging & Abandonment	$132.3

Liquidity & Debt

As of September 30, 2020, Talos had $353.8 million of liquidity and maintained $32.4 million in cash on hand and $650.0 million drawn on the $985.0 million borrowing base under its credit facility. The Company had approximately $1,070.7 million in total debt, inclusive of $66.7 million related to the HP-I finance lease. Inclusive of pre-closing contributions from the recent ILX/Castex and Castex 2005 acquisitions, Net Debt to Credit Facility LTM Adjusted EBITDA(1), as determined in accordance with the Company’s credit agreement, was 1.8x. Excluding the contribution from the Acquired Assets, Net Debt to LTM Adjusted EBITDA(1) ratio was 2.2x.

Footnotes:

(1)

Adjusted Net Loss, Adjusted Loss per Share, Adjusted EBITDA, Adjusted EBITDA Margin, Credit Facility LTM Adjusted EBITDA and Net Debt to Credit Facility LTM Adjusted EBITDA are non-GAAP financial measures. See “Supplemental Non-GAAP Information” below for additional detail and reconciliations of GAAP to non-GAAP measures.

(2)	Includes $2.2 million of other revenve.
(3)	Average realized prices are net of certain gathering, transportation, quality differentials and other costs.

HEDGES

The following table reflects the current contracted volumes and weighted average prices the Company will receive under the terms of its derivative contracts, including contracts entered into following the end of the quarter:

	Instrument Type	Avg. Daily Volume		Weighted Avg. Swap Price		Weighted Avg. Put Price		Weighted Avg. Call Price
Crude—WTI		(Bbls	)	(Per Bbl	)	(Per Bbl	)	(Per Bbl	)
October—December 2020	Swaps	31,315		$43.29		—		—
October—December 2020	Collars	5,000		—		$50.00		$57.09
January—December 2021	Swaps	17,690		$42.72		—		—
January—December 2021	Collars	1,000		—		$30.00		$40.00
January—December 2022	Swaps	10,370		$44.44		—		—

Crude—LLS
January—December 2021	Swaps	3,000		$38.83		—		—

Natural Gas—HH NYMEX		(MMBtu	)	(per MMBtu	)	(per MMBtu	)	(per MMBtu	)
October—December 2020	Swaps	71,815		$2.29		—		—
January—December 2021	Swaps	58,408		$2.56		—		—
January—December 2021	Collars	5,000		—		$2.50		$3.10
January—December 2022	Swaps	29,778		$2.60		—		—
January—June 2023	Swaps	5,000		$2.61		—		—

CONFERENCE CALL AND WEBCAST INFORMATION

Talos will host an earnings conference call, which will be broadcast live over the internet, tomorrow, Thursday, November 5, 2020 at 10:00 AM Eastern Time. Listeners can access the earnings conference call live over the Internet through a webcast link on the Company’s website at: https://www.talosenergy.com/investors. Alternatively, the call can be accessed by dialing (888) 348-8927 (U.S. toll-free), (855) 669-9657 (Canada toll-free) or (412) 902-4263 (International). Please dial in approximately 15 minutes before the teleconference is scheduled to begin and ask to be joined into the Talos Energy call. A replay of the call will be available one hour after the conclusion of the conference through November 12, 2020 and can be accessed by dialing (877) 344-7529 and using access code 10148673.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

ABOUT TALOS ENERGY

Talos Energy (NYSE: TALO) is a technically driven independent exploration and production company focused on safely and efficiently maximizing cash flows and long-term value through its operations, currently in the United States Gulf of Mexico and offshore Mexico. As one of the U.S. Gulf of Mexico’s largest public independent producers, we leverage decades of geology, geophysics and offshore operations expertise towards the acquisition, exploration, exploitation and development of assets in key geological trends that are present in many offshore basins around the world. Our activities in offshore Mexico provide high impact exploration opportunities in an oil rich emerging basin. For more information, visit www.talosenergy.com.

INVESTOR RELATIONS CONTACT

Sergio Maiworm

+1.713.328.3008

investor@talosenergy.com

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This communication may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this communication, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this communication, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast, “may,” “objective,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, commodity price volatility, including the sharp decline in oil prices beginning in March 2020, the impact of the coronavirus disease 2019 (“COVID-19”) and governmental measures related thereto on global demand for oil and natural gas and on the operations of our business, the ability or willingness of the Organization of Petroleum Exporting Countries (“OPEC”) and non-OPEC countries, such as Saudi Arabia and Russia, to set and maintain oil production levels and the impact of any such actions, lack of transportation and storage capacity as a result of oversupply, government regulations and actions, including with respect to repairs to the Ram Powell facility, or other factors, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, the possibility that the anticipated benefits of recent acquisitions are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of such acquisitions, and other factors that may affect our future results and business, generally, including those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020, to be filed with the SEC subsequent to the issuance of this communication.

Should one or more of these risks occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, to reflect events or circumstances after the date of this communication.

Estimates for our future production volumes are based on assumptions of capital expenditure levels and the assumption that market demand and prices for oil and gas will continue at levels that allow for economic production of these products. The production, transportation, marketing and storage of oil and gas are subject to disruption due to transportation, processing and storage availability, mechanical failure, human error, hurricanes and numerous other factors. Our estimates are based on certain other assumptions, such as well performance, which may vary significantly from those assumed. Therefore, we can give no assurance that our future production volumes will be as estimated.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

Talos Energy Inc.

Condensed Consolidated Balance Sheets

(In thousands, except per share amounts)

	September 30, 2020	December 31, 2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$32,377	$87,022
Accounts receivable
Trade, net	64,948	107,842
Joint interest, net	61,054	16,552
Other	13,396	6,346
Assets from price risk management activities	38,716	8,393
Prepaid assets	44,148	65,877
Other current assets	1,802	1,952
Total current assets	256,441	293,984

Property and equipment:
Proved properties	4,855,152	4,066,260
Unproved properties, not subject to amortization	254,243	194,532
Other property and equipment	32,323	29,843

Total property and equipment	5,141,718	4,290,635
Accumulated depreciation, depletion and amortization	(2,327,556)	(2,065,023)

Total property and equipment, net	2,814,162	2,225,612
Other long-term assets:
Assets from price risk management activities	4,458	—
Other well equipment inventory	14,478	7,732
Operating lease assets	7,060	7,779
Other assets	75,682	54,375

Total assets	$3,172,281	$2,589,482

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$110,895	$71,357
Accrued liabilities	172,741	154,816
Accrued royalties	18,464	31,729
Current portion of asset retirement obligations	53,976	61,051
Liabilities from price risk management activities	33,443	19,476
Accrued interest payable	20,088	10,249
Current portion of operating lease liabilities	1,713	1,594
Other current liabilities	23,104	20,180
Total current liabilities	434,424	370,452

Long-term liabilities:
Long-term debt, net of discount and deferred financing costs	994,748	732,981
Asset retirement obligations	377,160	308,427
Liabilities from price risk management activities	8,201	511
Operating lease liabilities	18,998	17,239
Other long-term liabilities	56,474	81,595

Total liabilities	1,890,005	1,511,205
Commitments and contingencies (Note 11)
Stockholders’ Equity:
Preferred stock, $0.01 par value; 30,000,000 shares authorized and no shares issued or outstanding as of September 30, 2020 and December 31, 2019	—	—
Common stock $0.01 par value; 270,000,000 shares authorized; 73,029,989 and 54,197,004 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	730	542
Additional paid-in capital	1,584,815	1,346,142
Accumulated deficit	(303,269)	(268,407)
Total stockholders’ equity	1,282,276	1,078,277

Total liabilities and stockholders’ equity	$3,172,281	$2,589,482

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

Talos Energy Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per common share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues:
Oil revenue	$117,190	$211,899	$358,285	$624,486
Natural gas revenue	12,337	12,545	35,375	41,738
NGL revenue	3,409	3,384	9,674	15,095
Other	2,201	1,029	8,441	13,061
Total revenue	135,137	228,857	411,775	694,380

Operating expenses:
Lease operating expense	62,064	61,816	184,187	184,230
Production taxes	225	(21)	640	1,067
Depreciation, depletion and amortization	80,547	88,125	262,533	248,518
Write-down of oil and natural gas properties	—	1,417	57	13,778
Accretion expense	11,537	7,316	37,748	26,868
General and administrative expense	17,823	17,321	62,484	53,795

Total operating expenses	172,196	175,974	547,649	528,256
Operating income (expense)	(37,059)	52,883	(135,874)	166,124
Interest expense	(24,124)	(23,123)	(76,164)	(73,273)
Price risk management activities income (expense)	(19,882)	43,760	154,653	(35,829)
Other income	813	567	139	1,831

Net income (loss) before income taxes	(80,252)	74,087	(57,246)	58,853
Income tax benefit (expense)	28,252	(790)	22,384	(428)
Net income (loss)	$(52,000)	$73,297	$(34,862)	$58,425

Net income (loss) per common share:
Basic	$(0.73)	$1.35	$(0.54)	$1.08
Diluted	$(0.73)	$1.35	$(0.54)	$1.07
Weighted average common shares outstanding:
Basic	71,286	54,200	65,134	54,178
Diluted	71,286	54,430	65,134	54,364

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

Talos Energy Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities:
Net income (loss)	$(34,862)	$58,425
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation, depletion, amortization and accretion expense	300,281	275,386
Write-down of oil and natural gas properties and other well inventory	190	13,778
Amortization of deferred financing costs and original issue discount	5,393	3,723
Equity based compensation, net of amounts capitalized	6,321	5,164
Price risk management activities expense (income)	(154,653)	35,829
Net cash received (paid) on settled derivative instruments	141,529	(7,202)
Gain on extinguishment of debt	(1,644)	—
Settlement of asset retirement obligations	(34,502)	(54,406)
Changes in operating assets and liabilities:
Accounts receivable	(1,729)	(14,729)
Other current assets	21,835	11,384
Accounts payable	23,500	32,541
Other current liabilities	31,826	(26,753)
Other non-current assets and liabilities, net	(41,418)	(727)

Net cash provided by operating activities	262,067	332,413

Cash flows from investing activities:
Exploration, development and other capital expenditures	(280,273)	(372,920)
Cash paid for acquisitions, net of cash acquired	(304,879)	(32,916)
Proceeds from sale of other property and equipment	—	5,369

Net cash used in investing activities	(585,152)	(400,467)

Cash flows from financing activities:
Redemption of Senior Notes and other long-term debt	(4,735)	(10,567)
Proceeds from Bank Credit Facility	300,000	75,000
Repayment of Bank Credit Facility	—	(25,000)
Deferred financing costs	(1,287)	(1,268)
Other deferred payments	(11,921)	(9,921)
Payments of finance lease	(12,790)	(10,344)
Employee stock transactions	(827)	(326)

Net cash provided by financing activities	268,440	17,574

Net decrease in cash, cash equivalents and restricted cash	(54,645)	(50,480)
Cash, cash equivalents and restricted cash:
Balance, beginning of period	87,022	141,162
Balance, end of period	$32,377	$90,682

Supplemental Non-Cash Transactions:
Capital expenditures included in accounts payable and accrued liabilities	$97,517	$24,622
Debt exchanged for common stock	$35,960	$—
Supplemental Cash Flow Information:
Interest paid, net of amounts capitalized	$41,188	$36,011

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

SUPPLEMENTAL NON-GAAP INFORMATION

Certain financial information included in our financial results are not measures of financial performance recognized by accounting principles generally accepted in the United States, or GAAP. These non-GAAP financial measures are “Adjusted Net Income,” “Adjusted Earnings per Share,” “EBITDA,” “Adjusted EBITDA,” “Adjusted EBITDA excluding hedges,” “Adjusted EBITDA Margin,” “Adjusted EBITDA Margin excluding hedges,” “Free Cash Flow,” “Net Debt,” “LTM Adjusted EBITDA,” “Credit Facility LTM Adjusted EBITDA” and “Net Debt to Credit Facility LTM Adjusted EBITDA.” These disclosures may not be viewed as a substitute for results determined in accordance with GAAP and are not necessarily comparable to non-GAAP measures which may be reported by other companies.

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

“EBITDA” and “Adjusted EBITDA” are to provide management and investors with (i) additional information to evaluate, with certain adjustments, items required or permitted in calculating covenant compliance under our debt agreements, (ii) important supplemental indicators of the operational performance of our business, (iii) additional criteria for evaluating our performance relative to our peers and (iv) supplemental information to investors about certain material non-cash and/or other items that may not continue at the same level in the future. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP or as alternatives to net income (loss), operating income (loss) or any other measure of financial performance presented in accordance with GAAP.

We define these as the following:

EBITDA. Net income (loss) plus interest expense, income tax expense (benefit), depreciation, depletion and amortization and accretion expense.

Adjusted EBITDA. EBITDA plus non-cash write-down of oil and natural gas properties, loss on debt extinguishment, transaction related costs, derivative fair value (gain) loss, net cash receipts (payments) on settled derivatives, non-cash (gain) loss on sale of assets, non-cash write-down of other well equipment inventory and non-cash equity-based compensation expense.

We also present Adjusted EBITDA excluding hedges and as a percentage of revenue to further analyze our business, which are outlined below:

Adjusted EBITDA Margin. EBITDA divided by Revenue, as a percentage. It is also defined as Adjusted EBITDA divided by the total production volume, expressed in Boe, in the period, and described as dollar per Boe. We believe the presentation of Adjusted EBITDA Margin is important to provide management and investors with information about how much we retain in Adjusted EBITDA terms as compared to the revenue we generate and how much per barrel we generate after accounting for certain operational and corporate costs.

The following table presents a reconciliation of the GAAP financial measure of net income (loss) to EBITDA, Adjusted EBITDA, Adjusted EBITDA excluding hedges, Adjusted EBITDA Margin and Adjusted EBITDA Margin excluding hedges for each of the periods indicated (in thousands, except for Boe, $/Boe and percentage data):

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

($ thousands, except per Boe)	Three Months ended September 30, 2020	Three Months ended June 30, 2020	Three Months ended March 31, 2020	Three Months ended December 31, 2019
Reconciliation of net income (loss) to Adjusted EBITDA:
Net income (loss)	$(52,000)	$(140,611)	$157,749	$304
Interest expense	24,124	26,190	25,850	24,574
Income tax expense (benefit)	(28,252)	(49,392)	55,260	(36,569)
Depreciation, depletion and amortization	80,547	88,443	93,543	97,413
Accretion expense	11,537	13,794	12,417	7,521

EBITDA	35,956	(61,576)	344,819	93,243
Write-down of oil and natural gas properties	—	—	57	(1,557)
Transaction and non-recurring expenses(2)	1,607	3,498	7,758	4,111
Derivative fair value (gain) loss(1)	19,882	68,682	(243,217)	59,508
Net cash receipts (payments) on settled derivative instruments(1)	19,030	86,039	36,460	(1,618)
Loss (Gain) on extinguishment of debt	(174)	(1,470)	—	132
Non-cash write-down of other well equipment inventory	—	—	133	165
Non-cash equity-based compensation expense	2,347	2,347	1,627	1,800

Adjusted EBITDA	78,648	97,520	147,637	155,784
Net cash receipts (payments) on settled derivative instruments(1)	(19,030)	(86,039)	(36,460)	1,618

Adjusted EBITDA excluding hedges	59,618	11,481	111,177	157,402

Production and Revenue:
Boe(2)	4,470	4,775	5,287	4,966
Revenue—Operations	132,936	87,575	182,823	233,240
Adjusted EBITDA margin and Adjusted EBITDA margin excluding hedges:
Adjusted EBITDA divided by Revenue—Operations (%)	59%	111%	81%	67%
Adjusted EBITDA per Boe(2)	$17.59	$20.42	$27.92	$31.37
Adjusted EBITDA excluding hedges divided by Revenue—Operations (%)	45%	13%	61%	67%
Adjusted EBITDA excluding hedges per Boe(2)	$13.34	$2.40	$21.03	$31.70

(1)

The adjustments for the derivative fair value (gain) loss and net cash receipts (payments) on settled derivative instruments have the effect of adjusting net income (loss) for changes in the fair value of derivative instruments, which are recognized at the end of each accounting period because we do not designate commodity derivative instruments as accounting hedges. This results in reflecting commodity derivative gains and losses within Adjusted EBITDA on a cash basis during the period the derivatives settled.

(2)

One Boe is equal to six Mcf of natural gas or one Bbl of oil or NGLs based on an approximate energy equivalency. This is an energy content correlation and does not reflect a value or price relationship between the commodities.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

Reconciliation of Net Income (Loss) to Adjusted Net Income and Adjusted Earnings per Share

“Adjusted Net Income” and “Adjusted Earnings per Share” are to provide management and investors with (i) important supplemental indicators of the operational performance of our business, (ii) additional criteria for evaluating our performance relative to our peers and (iii) supplemental information to investors about certain material non-cash and/or other items that may not continue at the same level in the future. Adjusted Net Income and Adjusted Earnings per Share have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP or as an alternative to net income (loss), operating income (loss), earnings per share or any other measure of financial performance presented in accordance with GAAP.

Adjusted Net Income. Net income (loss) plus accretion expense, transaction related costs, derivative fair value (gain) loss, net cash receipts (payments) on settled derivative instruments and non-cash equity-based compensation expense.

Adjusted Earnings per Share. Adjusted Net Income divided by the number of common shares.

($ thousands, except per share amounts)	Three Months Ended September 30, 2020
Reconciliation of Net Loss to Adjusted Net Loss:
Net Loss	$(52,000)
Transaction related costs	1,607
Derivative fair value loss(1)	19,882
Net cash receipts on settled derivative instruments(1)	19,030
Non-cash income tax expense	(28,252)
Non-cash equity-based compensation expense	2,347

Adjusted Net Loss	$(37,386)
Weighted average common shares outstanding at September 30, 2020:
Basic	71,286
Diluted	71,286
Loss per common share:
Basic	$(0.73)
Diluted	$(0.73)
Adjusted Loss per common share:
Basic	$(0.52)
Diluted	$(0.52)

(1)

The adjustments for the derivative fair value (gain) loss and net cash receipts (payments) on settled derivative instruments have the effect of adjusting net income (loss) for changes in the fair value of derivative instruments, which are recognized at the end of each accounting period because we do not designate commodity derivative instruments as accounting hedges. This results in reflecting commodity derivative gains and losses within Adjusted Net Income on a cash basis during the period the derivatives settled.

Reconciliation of Total Debt to Net Debt and Net Debt to LTM Adjusted EBITDA and Credit Facility LTM Adjusted EBITDA

We believe the presentation of Net Debt, LTM Adjusted EBITDA, Credit Facility LTM Adjusted EBITDA, Net Debt to LTM Adjusted EBITDA and Net Debt to Credit Facility LTM Adjusted EBITDA is important to provide management and investors with additional important information to evaluate our business. These measures are widely used by investors and ratings agencies in the valuation, comparison, rating and investment recommendations of companies

Net Debt. Total Debt principal of the Company plus the Finance Lease balance minus Cash.

Net Debt to LTM Adjusted EBITDA. Net Debt divided by the LTM Adjusted EBITDA.

Net Debt to Credit Facility LTM Adjusted EBITDA. Net Debt divided by the Credit Facility LTM Adjusted EBITDA.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

September 30, 2020
Reconciliation of Net Debt ($ thousands):
11.00% Second-Priority Senior Secured Notes – due April 2022	$347,908
7.50% Senior Notes – due May 2022	6,060
Bank Credit Facility – matures May 2022	650,000
Finance lease	66,746

Total Debt	1,070,714
Less: Cash and cash equivalent	(32,377)

Net Debt	$1,038,337

Calculation of LTM EBITDA:
Adjusted EBITDA for three months period ended December 31, 2019	$155,784
Adjusted EBITDA for three months period ended March 31, 2020	147,637
Adjusted EBITDA for three months period ended June 30, 2020	97,520
Adjusted EBITDA for three months period ended September 30, 2020	78,648

LTM Adjusted EBITDA	$479,589
Acquired Assets Adjusted EBITDA prior to closing	93,765

Credit Facility LTM Adjusted EBITDA	$573,354

Reconciliation of Net Debt to LTM Adjusted EBITDA:
Net Debt / LTM Adjusted EBITDA	2.2x
Net Debt / Credit Facility LTM Adjusted EBITDA	1.8x

The Adjusted EBITDA information included in this communication provides additional relevant information to our investors and creditors. Talos needs to comply with a financial covenant included in its Bank Credit Facility that requires it to maintain a Net Debt to Credit Facility LTM Adjusted EBITDA ratio, as determined in accordance with the Company’s credit agreement, equal to or lower than 3.0x. For purposes of covenant compliance, Credit Facility LTM Adjusted EBITDA, with certain adjustments, is calculated as the sum of quarterly Adjusted EBITDA for the 12-month period ended on that quarter, inclusive of revenue less direct operating expenditures of the Acquired Assets for periods prior to closing of the Transaction.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002